Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478
HEALTHCARE TRUST OF AMERICA, INC. REPORTS THIRD QUARTER 2021 EARNINGS

Scottsdale, Arizona (November 5, 2021) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the three and nine months ended September 30, 2021.

“Our results demonstrate HTA's strength as a Company,” stated Peter N. Foss, Interim CEO. “I continue to be inspired by the leadership that is exhibited throughout the organization as a whole. We are focused on being the leader in the medical office space, and I remain confident in the Company’s ability to continue to deliver value to our tenants and shareholders by capitalizing on strategic partnership opportunities to leverage our expertise and enhance our capabilities, allowing us to support the healthcare community and generate growth.”
Third Quarter 2021 Highlights:
•Reported net income attributable to common stockholders of $0.10 per diluted share.
•Reported Funds From Operations (“FFO”), as defined by NAREIT, of $0.44 per diluted share, an increase of 41.9% compared to Q3 2020.
•Reported Normalized FFO of $0.44 per diluted share, an increase of 2.3% compared to Q3 2020, which includes the impact of costs related to the whistleblower investigation and leadership transition.
•Reported Normalized FAD of $77.8 million, a decrease of 5.7% compared to Q3 2020.
•Reported Same-Property Cash Net Operating Income (“NOI”) growth of 2.5% compared to Q3 2020.

Year-to-date 2021:
•Reported net income attributable to common stockholders of $81.7 million, or $0.37 per diluted share.
•Reported FFO of $1.31 per diluted share, an increase of 15.9% compared to 2020.
•Reported Normalized FFO of $1.32 per diluted share, an increase of 3.1% compared to 2020.
•Reported Normalized FAD of $247.5 million, an increase of 4.3% compared to 2020.

Portfolio Performance
•As of September 30, 2021, our portfolio’s leased rate increased 40 bps from 89.3% as of Q2 2021 to 89.7% by gross leasable area (“GLA”) and an occupancy rate of 88.0% by GLA.
•During Q3 2021, HTA executed leases of 670 thousand square feet of GLA, including 227 thousand square feet of GLA in new leases and 443 thousand square feet of GLA in renewals. Re-leasing spreads were 2.9% and tenant retention for the Same-Property portfolio was 83% by GLA.
•Year-to-date, HTA executed leases of approximately 2.0 million square feet of GLA, including 586 thousand square feet of GLA in new leases and 1.4 million square feet of GLA in renewals. Re-leasing spreads were 2.7% and tenant retention for the Same-Property portfolio was 76% by GLA.

Investment Activity
•During Q3 2021, HTA closed on four medical office building investments totaling $135 million with 469,000 square feet of GLA at anticipated in-place year one yields of 5.7%, increasing market densification in HTA's existing key markets. Subsequent to quarter end, HTA closed on a medical office portfolio encompassing two medical office buildings and a garage for $66 million spanning 293,000 square feet of GLA. As of today, HTA has closed on $248 million of medical office investments totaling 920,000 square feet of GLA with an additional $93 million of investments encompassing more than 260,000 square feet of GLA under contract or exclusive letters of intent, subject to customary closing conditions, expected to close in the fourth quarter.
•For the year, HTA anticipates 2021 investment activity to total over $400 million, which includes $342 million of medical office investments closed or under exclusive letters of intent, and $69 million in loan funding commitments to projects in the Texas Medical Center in Houston.
•From a development perspective, HTA's existing projects have all been completed as scheduled. In the third quarter, HTA completed core and shell construction on its 109,000 square feet Class A medical office development located on HCA's new Medical City Heart & Spine Hospital in Dallas, TX. This building is currently 74% pre-leased with cash rents expected to commence in the fourth quarter of 2021.

HTA's development pipeline consists of five projects in the pre-leasing process, totaling over 850 thousand square feet of GLA. These projects are located in Houston, Orlando and Raleigh and are highlighted by HTA's previously announced strategic partnership with Medistar Corporation to co-develop the Texas A&M Innovation Plaza - Horizon Tower located in Houston, Texas, a 485,000 square foot medical office and life sciences tower with anticipated costs of $215 million expected to commence construction in 2022.
•For the nine months ending September 30, 2021, we closed on the disposition of 14 MOBs in non-key markets with a gross sales price of $68.1 million, resulting in a net gain on sale of approximately $32.9 million. Subsequent to September 30, 2021, we closed on the sale of one MOB in Ohio for a gross sales price of $20.2 million at a cap rate of 4.2%.

Capital Activity and Liquidity
•HTA ended Q3 2021 with total leverage of (i) 31.4%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 6.2x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 29.2% and 5.8x, respectively.
•HTA ended Q3 with total liquidity of $1.2 billion, inclusive of $950.0 million available on our unsecured revolving credit facility, $218.8 million of unsettled equity forward transactions, and $12.8 million of cash and cash equivalents and $1.7 million of restricted cash for funds held in a 1031 exchange account.
•As of the end of the quarter, HTA had $218.8 million of equity, based on an average initial forward price of $29.49 per share, to be settled on a forward basis with the issuance of approximately 7.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements.

Subsequent Events
•Other Investment: On October 1, 2021, HTA made a $6 million investment in Series A Preferred Stock of Pivotal Analytics, Inc. (“Pivotal”), a data analytics platform. Pivotal’s proprietary model integrates demographic data and provider-specific, point-of service claims data from various sources to allow its users to anticipate trends in healthcare, including insight into patient demand and corresponding provider mix in virtually all geographic areas across the United States. As an early adopter and minority investor of this operational platform, we have the exclusive ability to steer the platform to best suit our needs as an owner of medical office space. With this investment, we have further enhanced our capability to serve our healthcare tenants by allowing for programmatic portfolio management through targeting and anticipating space needs in our existing locations, assisting in identifying opportunities for new ground-up development and redevelopments, and supporting us in the evaluation and underwriting of acquisitions.
•Debt: On October 6, 2021, HTA entered into a third amended and restated $1.3 billion revolving credit and term loan agreement, refinancing the existing $1.3 billion unsecured credit agreement, lowering HTA's borrowing costs and extending maturities to October 2025. Based on HTA's current investment grade ratings, the revolving credit agreement will initially be priced at LIBOR plus 105 bps, inclusive of a 20 bps facility fee, and the term loan will initially be priced at LIBOR plus 95 bps. The credit agreement also includes a sustainability-linked feature, which allows for a reduction in pricing based on HTA's realization of certain sustainability ratings.
•Dividends: On November 4, 2021, HTA’s Board of Directors announced a quarterly cash dividend of $0.325 per share of common stock, and per Healthcare Trust of America Holdings, LP Operating Partnership Unit, to be paid on January 11, 2022 to stockholders and unitholders of record on January 4, 2022.

2021 Guidance:
HTA updates its 2021 guidance to range as follows:

	Annual Expectations
	Low	to	High
Net income attributable to common stockholders per share	$0.44		$0.48

Same-Property Cash NOI	2.0%		2.5%

FFO per share, as defined by NAREIT	$1.73		$1.77

Normalized FFO per share	$1.75		$1.77

The 2021 guidance includes the following additional assumptions:
•$400 - $500 million of investments at an average 5.5% to 6.0% yield;
•$88 - $125 million of dispositions at a 5.0% to 6.5% yield;
•general and administrative costs of $43 - $46 million;

•average fully diluted shares of between 224 and 225 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; and
•developments being substantially completed as planned.
•The lower end of the range assumes settlement of forward equity agreements without deployment of cash proceeds for investments.
•HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year.

HTA’s 2021 guidance is based on a number of assumptions that are subject to change and many of which are beyond HTA’s control. Additionally, HTA’s guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA’s expectations may change. There can be no assurance that HTA will achieve these results.

Board’s Commitment to Shareholder Value Creation

HTA’s Board of Directors regularly reviews the Company's strategic plan, priorities and opportunities as part of its commitment to act in the best interest of the Company and HTA shareholders. To that end, the HTA Board has been actively engaged in a strategic review process and, with the support of its financial advisor, J.P. Morgan Securities LLC, is evaluating a wide range of options, including, among others, a corporate sale or merger, joint ventures and partnerships, asset sales, and continued operation as an independent public company. During the Board’s evaluation, HTA will continue to adapt its strategic plan and position the Company and its portfolio for growth, success and value creation.

The Company noted that there can be no assurance that any transaction will result from the strategic review process. The Company does not intend to disclose developments relating to its strategic review unless and until the Board has approved a specific agreement or transaction or has terminated its review.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of MOBs in the United States, with assets comprising approximately 25.8 million square feet of GLA, and with $7.7 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, highly-educated graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on our business, results of operations, cash flows and financial condition. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our 2021 Annual Report on Form 10-K and in our filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Friday, November 5, 2021 at 11:30 a.m. Eastern Time (8:30 a.m. Pacific Time) to review its financial performance and operating results for the three and nine months ended September 30, 2021.
Conference Call and Webcast Details:
Domestic Dial-In Number: (844) 200-6205
International Dial-In Number: (929) 526-1599
Canada Dial-In Number: (833) 950-0062
Access Code: 794041
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (866) 813-9403
International Dial-In Number: +44 (204) 525-0658
Canada Dial-In Number: (226) 828-7578
Access Code: 198951
Available November 5, 2021 (one hour after the end of the conference call) to November 28, 2021 at 11:30 a.m. Eastern Time (8:30 a.m. Pacific Time)

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Real estate investments:
Land	$625,092	$596,269
Building and improvements	6,701,356	6,507,816
Lease intangibles	506,010	628,621
Construction in progress	28,878	80,178
	7,861,336	7,812,884
Accumulated depreciation and amortization	(1,747,354)	(1,702,719)
Real estate investments, net	6,113,982	6,110,165
Assets held for sale, net	27,049	—
Investment in unconsolidated joint venture	63,213	64,360
Cash and cash equivalents	12,836	115,407
Restricted cash	6,628	3,358
Receivables and other assets, net	314,977	251,728
Right-of-use assets - operating leases, net	227,564	235,223
Other intangibles, net	9,382	10,451
Total assets	$6,775,631	$6,790,692
LIABILITIES AND EQUITY
Liabilities:
Debt	$3,079,190	$3,026,999
Accounts payable and accrued liabilities	178,024	200,358
Liabilities of assets held for sale	263	—
Derivative financial instruments - interest rate swaps	9,377	14,957
Security deposits, prepaid rent and other liabilities	82,852	82,553
Lease liabilities - operating leases	195,115	198,367
Intangible liabilities, net	31,473	32,539
Total liabilities	3,576,294	3,555,773
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 220,839,006 and 218,578,012 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2,208	2,186
Additional paid-in capital	4,973,001	4,916,784
Accumulated other comprehensive loss	(11,327)	(16,979)
Cumulative dividends in excess of earnings	(1,857,714)	(1,727,752)
Total stockholders’ equity	3,106,168	3,174,239
Non-controlling interests	93,169	60,680
Total equity	3,199,337	3,234,919
Total liabilities and equity	$6,775,631	$6,790,692

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$189,832	$187,258	$569,676	$551,459
Interest and other operating income	1,430	68	1,694	488
Total revenues	191,262	187,326	571,370	551,947
Expenses:
Rental	59,568	57,248	176,556	170,310
General and administrative	10,765	10,670	32,254	32,348
Transaction	137	125	299	297
Depreciation and amortization	76,056	75,892	227,307	228,484
Interest expense	23,331	23,136	69,450	71,285
Impairment	—	—	16,825	—
Total expenses	169,857	167,071	522,691	502,724
Gain on sale of real estate, net	143	—	32,896	1,991
Loss on extinguishment of debt, net	—	(27,726)	—	(27,726)
Income from unconsolidated joint venture	400	422	1,198	1,223
Other income	94	117	401	290
Net income (loss)	$22,042	$(6,932)	$83,174	$25,001
Net (income) loss attributable to non-controlling interests	(370)	105	(1,461)	(438)
Net income (loss) attributable to common stockholders	$21,672	$(6,827)	$81,713	$24,563
Earnings per common share - basic:
Net income (loss) attributable to common stockholders	$0.10	$(0.03)	$0.37	$0.11
Earnings per common share - diluted:
Net income (loss) attributable to common stockholders	$0.10	$(0.03)	$0.37	$0.11
Weighted average common shares outstanding:
Basic	218,820	218,549	218,798	217,911
Diluted	222,811	218,549	222,470	221,521
Dividends declared per common share	$0.325	$0.320	$0.965	$0.950

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$83,174	$25,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	212,332	211,843
Share-based compensation expense	5,034	7,135
Income from unconsolidated joint venture	(1,198)	(1,223)
Distributions from unconsolidated joint venture	2,345	2,455
Impairment	16,825	—
Gain on sale of real estate, net	(32,896)	(1,991)
Loss (gain) on extinguishment of debt, net	—	27,726
Changes in operating assets and liabilities:
Receivables and other assets, net	(3,214)	3,282
Accounts payable and accrued liabilities	(8,755)	(11,787)
Security deposits, prepaid rent and other liabilities	(2,029)	7,227
Net cash provided by operating activities	271,618	269,668
Cash flows from investing activities:
Investments in real estate	(147,303)	(52,553)
Development of real estate	(48,482)	(49,479)
Proceeds from the sale of real estate	67,621	6,420
Capital expenditures	(78,047)	(59,016)
Collection of real estate notes receivable	15,405	709
Advances on real estate notes receivable	(66,526)	(6,000)
Net cash used in investing activities	(257,332)	(159,919)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	180,000	1,329,862
Payments on unsecured revolving credit facility	(130,000)	(1,429,862)
Proceeds from unsecured senior notes	—	793,568
Payments on unsecured senior notes	—	(300,000)
Payments on secured mortgage loans	—	(114,060)
Deferred financing costs	—	(6,532)
Debt extinguishment costs	—	(25,938)
Proceeds from issuance of common stock	53,735	50,020
Issuance of OP Units	—	1,378
Repurchase and cancellation of common stock	(3,389)	(5,094)
Dividends paid	(210,047)	(205,880)
Distributions paid to non-controlling interest of limited partners	(3,886)	(3,581)
Net cash (used in) provided by financing activities	(113,587)	83,881
Net change in cash, cash equivalents and restricted cash	(99,301)	193,630
Cash, cash equivalents and restricted cash - beginning of period	118,765	37,616
Cash, cash equivalents and restricted cash - end of period	$19,464	$231,246

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$22,042	$(6,932)	$83,174	$25,001
General and administrative expenses	10,765	10,670	32,254	32,348
Transaction expenses	137	125	299	297
Depreciation and amortization expense	76,056	75,892	227,307	228,484
Interest expense	23,331	23,136	69,450	71,285
Impairment	—	—	16,825	—
Gain on sale of real estate, net	(143)	—	(32,896)	(1,991)
Loss on extinguishment of debt, net	—	27,726	—	27,726
Income from unconsolidated joint venture	(400)	(422)	(1,198)	(1,223)
Other income	(94)	(117)	(401)	(290)
NOI	$131,694	$130,078	$394,814	$381,637
NOI percentage growth	1.2%		3.5%

NOI	$131,694	$130,078	$394,814	$381,637
Straight-line rent adjustments, net	(3,012)	(5,711)	(10,408)	(12,673)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(538)	(113)	(1,413)	(2,203)
Notes receivable interest income	(1,264)	(11)	(1,273)	(152)
Other normalizing adjustments (1)	—	—	—	5,031
Cash NOI	$126,880	$124,243	$381,720	$371,640
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(5,245)	(2,245)	(15,775)	(8,158)
Redevelopment Cash NOI	(116)	(1,043)	(803)	(3,612)
Intended for sale Cash NOI	(6,361)	(8,639)	(19,984)	(21,661)
Same-Property Cash NOI (2)	$115,158	$112,316	$345,158	$338,209
Same-Property Cash NOI percentage growth	2.5%		2.1%

(1) For the nine months ended September 30, 2020, other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand; incremental hazard pay to facilities employees of $314 thousand; and incremental personal protective equipment of $45 thousand.
(2) Same-Property includes 421 and 414 buildings for the three and nine months ended September 30, 2021 and 2020, respectively.

NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.

Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$21,672	$(6,827)	$81,713	$24,563
Depreciation and amortization expense related to investments in real estate	75,264	74,848	224,814	225,354
Gain on sale of real estate, net	(143)	—	(32,896)	(1,991)
Impairment	—	—	16,825	—
Proportionate share of joint venture depreciation and amortization	487	468	1,462	1,443
FFO attributable to common stockholders	$97,280	$68,489	$291,918	$249,369
Transaction expenses	137	125	299	297
Loss on extinguishment of debt, net	—	27,726	—	27,726
Non-controlling income from OP units included in diluted shares	370	(105)	1,461	438
Other normalizing adjustments (1)	—	—	—	5,031
Normalized FFO attributable to common stockholders	$97,787	$96,235	$293,678	$282,861
Non-cash compensation expense	(368)	1,832	5,034	7,135
Straight-line rent adjustments, net	(3,012)	(5,711)	(10,408)	(12,673)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	344	599	1,336	504
Amortization of deferred financing costs and debt discount/premium, net	1,156	1,275	3,484	3,262
Recurring capital expenditures, tenant improvements and leasing commissions	(18,145)	(11,811)	(45,628)	(43,744)
Normalized FAD attributable to common stockholders	$77,762	$82,419	$247,496	$237,345

Net income (loss) attributable to common stockholders per diluted share	$0.10	$(0.03)	$0.37	$0.11
FFO adjustments per diluted share, net	0.34	0.34	0.94	1.02
FFO attributable to common stockholders per diluted share	$0.44	$0.31	$1.31	$1.13
Normalized FFO adjustments per diluted share, net	0.00	0.12	0.01	0.15
Normalized FFO attributable to common stockholders per diluted share	$0.44	$0.43	$1.32	$1.28

Weighted average diluted common shares outstanding	222,811	222,101	222,470	221,521
(1) For the nine months ended September 30, 2020, other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand; incremental hazard pay to facilities employees of $314 thousand; and incremental personal protective equipment of $45 thousand.
HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-controlling income or loss from OP Units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs.

HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.
HTA presents these non-GAAP financial measures because it considers them important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. These non-GAAP financial measures should not be considered as alternatives to net income or loss attributable to common stockholders (computed in accordance with GAAP) as indicators of its financial performance. FFO and Normalized FFO is not indicative of cash available to fund cash needs. These non-GAAP financial measures should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
NET DEBT TO ADJUSTED EBITDAre
(Unaudited and in thousands)

Three Months Ended
September 30, 2021
Net income	$22,042
Interest expense	23,331
Depreciation and amortization expense	76,056
Gain on sale of real estate, net	(143)
Proportionate share of joint venture depreciation and amortization	487
EBITDAre	$121,773
Transaction expenses	137
Non-cash compensation expense	(368)
Pro forma impact of investments/dispositions	1,040
Pro forma impact of developments	207
Adjusted EBITDAre	$122,789

Adjusted EBITDAre, annualized	$491,156

As of September 30, 2021:
Debt	$3,079,190
Less: cash and cash equivalents (1)	14,562
Net Debt	$3,064,628

Net Debt to Adjusted EBITDAre	6.2x
(1) Cash and cash equivalents includes $1.7 million of restricted cash for funds in a 1031 exchange account pending re-investment.

As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization.
Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined above) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt.